Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statements and related Prospectus of MTM Technologies, Inc. listed below, and to the incorporation by reference therein of our report, dated June 7, 2006, with respect to the audited balance sheets of Nexl, Inc., as of November 30, 2005 and December 31, 2004, and the related statements of operations, changes in shareholder’s equity, and cash flows for the eleven months ended November 30, 2005 and for the years ended December 31, 2004 and 2003.

Registration Statements:

(1) Registration Statement on Form S-3 (No. 333-131089)
(2) Registration Statement on Form S-3 (No. 333-128434)
(3) Registration Statement on Form S-3 (No. 333-127587)
(4) Registration Statement on Form S-3 (No. 333-123144)
(2) Registration Statement on Form S-3 (No. 333-117549)
(3) Registration Statement on Form S-3 (No. 333- 49718)
(4) Registration Statement on Form S-8 (No. 333-126322)
(5) Registration Statement on From S-8 (No. 333-123147)
(6) Registration Statement on From S-8 (No. 333- 72269)

/s/ UHY LLP
UHY LLP
June 26, 2006